UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

SCHMITT INDUSTRIES, INC.
(Name of Registrant as Specified in Its Charter)

SENTENTIA GROUP, LP SENTENTIA CAPITAL MANAGEMENT, LLC MICHAEL R. ZAPATA ANDREW P. HINES
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Sententia Capital Management, LLC, together with the other participants named herein (collectively, “Sententia”), intends to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of a slate of director nominees at the 2018 annual meeting of shareholders of Schmitt Industries, Inc., an Oregon corporation.

Item 1: On August 26, 2018, Sententia published the report attached hereto as Exhibit 1.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Sententia Capital Management, LLC, together with the other participants named herein (collectively, “Sententia”), intends to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2018 annual meeting of shareholders of Schmitt Industries, Inc., an Oregon corporation (“SMIT” or the “Company”).

SENTENTIA STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The participants in the proxy solicitation are anticipated to be Sententia Group, LP, a Delaware limited partnership (“Sententia Group”), Sententia Capital Management, LLC, a Delaware limited liability company (“Sententia Capital”), Michael R. Zapata and Andrew P. Hines.

As of the August 24, 2018, Sententia Group beneficially owns 323,937 shares of common stock, no par value, of the Company (the “Common Stock”), representing approximately 8.1% of the outstanding shares of Common Stock.  Sententia Capital, as the general partner of Sententia Group, may be deemed to beneficially own the 323,937 shares of Common Stock owned by Sententia Group.  Mr. Zapata, as the Managing Member of Sententia Capital, may be deemed to beneficially own the 323,937 shares of Common Stock owned by Sententia Group.  Mr. Hines does not beneficially own any shares of Common Stock.